Exhibit 21

                                  Subsidiaries
                               (All Wholly-Owned)



                                                              Jurisdiction
Name                                                          Incorporation

  ePost Innovations, Inc....................................... BC,Canada

  CyPost USA, Inc.............................................. Delaware

  Hermes Net Solutions, Inc.................................... BC, Canada


  Net Rover Inc. .............................................. Ontario,
  Canada

  Net Rover Office Inc. ....................................... Ontario,
                                                                Canada

  Connect Northwest Internet Services, LLC .................... Washington state

  Internet Arena, Inc. ........................................ Oregon

  Playa Corporation............................................ Japan